                                                                    Exhibit 99.2

                         Form 3 Joint Filer Information

Name: RP Co-Investment Fund I, L.P.

Address:  160 Federal Street
          18th Floor
          Boston, Massachusetts 02110

Designated Filer: Alexander Ellis, III

Issuer & Ticker Symbol: Comverge (COMV)

Date of Event Requiring Statement: 4/12/2007